EXHIBIT 10(bb)

SECOND AMENDMENT TO THE
NATIONAL WESTERN LIFE INSURANCE COMPANY
NON-QUALIFIED DEFINED BENEFIT PLAN
FOR ROBERT L. MOODY

          This Second Amendment to the National Western Life Insurance Company Non-Qualified Defined Benefit Plan for Robert L. Moody (as amended, the "Plan") is hereby adopted by National Western Life Insurance Company (the "Company").

WITNESSETH

          WHEREAS, the Plan was originally established effective July 1, 2005;

          WHEREAS, Section 6.3 of the Plan permits the Company to amend the Plan at any time; and

          WHEREAS, the Company desires to amend the Plan to modify the procedures for amending and terminating the Plan.

          NOW, THEREFORE, the Plan is hereby amended as follows effective as of the date of adoption of this Second Amendment to the Plan:

1.        Section 6.3 of the Plan is hereby amended by restating such Section to read in its entirety as follows:

6.3    Amendment of the Plan

     The Plan may be amended, in whole or in part, from time-to-time, by the Board of Directors of the Employer; provided that no amendment may be adopted without the consent of the Participant while he is an employee of the Employer.

2.        Section 6.4 of the Plan is hereby amended by restating such Section to read in its entirety as follows:

6.4    Termination of the Plan

     The Plan may be terminated, at any time, by action of the Board of Directors; provided that the Plan may not be terminated without the consent of the Participant while he is an employee of the Employer. The termination of this Plan shall not result in the granting of any additional rights to the Participant, and Plan benefits shall be payable solely as provided under Articles IV and V.

          IN WITNESS WHEREOF, the Company has adopted and executed this Second Amendment to the Plan this 15th day of December, 2005.

National Western Life Insurance Company

/S/James P. Payne

By:	James P. Payne

Its:	Sr. VP - Secretary